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                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement No. 33-63145 of The BlackRock High Yield Trust on Form N-2 of our report dated December 16, 1998 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus.



New York, New York
December 16, 1998